Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

1200 Seventeenth St. NW

Washington, DC 20036

February 11, 2016

Sinclair Broadcast Group, Inc.

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Sinclair Broadcast Group, Inc., a Maryland corporation (“SBG”), and Sinclair Television Group, Inc., a Maryland corporation (“STG”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of an indeterminate initial offering amount of the following securities: (a) shares of Class A common stock, par value $0.01 per share, of SBG (“Common Stock”), (b) shares of preferred stock, par value $0.01 per share, of SBG (“Preferred Stock”), in one or more series, (c) depositary shares of SBG evidenced by depositary receipts, each representing fractional interests in Preferred Stock (“Depositary Shares”), (d) senior or subordinated debt securities of SBG or STG (“Debt Securities”), which may be guaranteed by one or more of the subsidiaries of SBG listed on Schedule 1 hereto (the “Guarantors”), (e) warrants to purchase shares of Common Stock or Preferred Stock of SBG (“Warrants”), and (f) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors.  The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Guarantees are collectively referred to herein as the “Securities.”  The Debt Securities and related Guarantees will be issued under an Indenture dated as of July 23, 2014 among SBG, STG, the Guarantors and U.S. Bank National Association, as Trustee (the “Indenture”).

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for the opinions expressed in this letter.  In such review, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the Trustee, warrant agent, depositary or transfer agent, and the signatures on all documents examined by us are genuine, which assumptions we have not independently verified.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

I.                                        With respect to the Common Stock, when the board of directors of SBG or a duly authorized committee of such board (such board of directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters and when such shares have been issued and sold by SBG in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

II.                                   With respect to the Preferred Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of articles supplementary regarding such series of Preferred Stock with the Maryland State Department of Assessments and Taxation (the “MSDAT”), and when shares of such series of Preferred Stock have been issued and sold by SBG in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of such series of Preferred Stock (including any shares of such series of Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

III.                              With respect to any of the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Stock to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Stock, and related matters, including the filing of articles supplementary regarding the Preferred Stock with the MSDAT, (b) a deposit agreement has been duly authorized, executed and delivered by SBG and a bank or trust company to be selected by SBG, as depositary (a “Deposit Agreement”), which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) the shares of such series of Preferred Stock have been deposited with such depositary in accordance with such Deposit Agreement, (d) such shares of such series of Preferred Stock have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board action, and (e) receipts (“Receipts”) evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Stock in accordance with such Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in such Deposit Agreement.

IV.                               With respect to any of the Debt Securities and related Guarantees, when (a) the Board, the board of directors of STG or a duly authorized committee of such board of directors, and the board of directors, duly authorized committee thereof, managers, members or general partner of each of the Guarantors (each, a “Governing Body”) has taken all necessary corporate, limited liability company or limited partnership action to approve the issuance and establish the terms of such Debt Securities and related Guarantees, the terms of the offering and related matters, (c) such Debt Securities and related Guarantees have been duly executed and authenticated in accordance with the terms of the Indenture, and (d) such Debt Securities and related Guarantees have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the applicable Governing Body) and such related Guarantees will constitute the valid and legally binding obligations of SBG, STG and the Guarantors, as the case may be, enforceable against SBG, STG and the Guarantors, as the case may be, in accordance with their terms.

V.                                    With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by SBG and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Warrant Agreement, and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of SBG, enforceable against SBG in accordance with their terms.

Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general equitable principles and (c) requirements of reasonableness, good faith, fair dealing and materiality.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will be effective under the Act, a Prospectus Supplement to the Prospectus forming a part of the Registration Statement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby, the authorization of such Security will not have been modified or rescinded by the applicable Governing Body, and there will not have occurred any change in law affecting the validity or enforceability of such Security.  We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by SBG, STG or any Guarantor with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon SBG, STG or any Guarantor or any restriction imposed by any court or governmental body having jurisdiction over SBG, STG or any Guarantor.

The opinions set forth in this letter are limited to the law of the State of Maryland and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP

Schedule 1

ACC Licensee, LLC

Birmingham (WABM-TV) Licensee, Inc.

Chesapeake Media I, LLC

Chesapeake Television Licensee, LLC

CometTV, LLC

Fisher Mills Inc.

Fisher Properties Inc.

Full Measure, LLC

Harrisburg Television, Inc.

Illinois Television LLC

KABB Licensee, LLC

KAME, LLC

KATV Licensee, LLC

KATV, LLC

KBSI Licensee L.P.

KDBC Licensee, LLC

KDNL Licensee, LLC

KDSM, LLC

KDSM Licensee, LLC

KENV, LLC

KEYE Licensee, LLC

KFDM Licensee, LLC

KFOX Licensee, LLC

KFRE Licensee, LLC

KFXA Licensee, LLC

KGAN Licensee, LLC

KGBT Licensee, LLC

KHGI Licensee, LLC

KHQA Licensee, LLC

KLGT Licensee, LLC

KMPH Licensee, LLC

KOCB Licensee, LLC

KOKH Licensee, LLC

KOKH, LLC

KPTH Licensee, LLC

KPTM Licensee, LLC

KRCG Licensee, LLC

KRNV, LLC

KRXI, LLC

KRXI Licensee, LLC

KSAS Licensee, LLC

KTUL Licensee, LLC

KTUL, LLC

KTVL Licensee, LLC

KTVO Licensee, LLC

KUPN Licensee, LLC

KUQI Licensee, LLC

KUTV Licensee, LLC

KVCW, LLC

KVII Licensee, LLC

KVMY, LLC

Milwaukee Television LLC

New York Television, Inc.

Perpetual Corporation

Raleigh (WRDC-TV) Licensee, Inc.

San Antonio Television, LLC

Sinclair Acquisition VII, Inc.

Sinclair Acquisition VIII, Inc.

Sinclair Acquisition IX, Inc.

Sinclair Bakersfield Licensee, LLC

Sinclair Boise Licensee, LLC

Sinclair Broadcasting of Seattle, LLC

Sinclair Communications, LLC

Sinclair Digital Group, LLC

Sinclair Eugene Licensee, LLC

Sinclair Kennewick Licensee, LLC

Sinclair La Grande Licensee, LLC

Sinclair Lewiston Licensee, LLC

Sinclair Media III, Inc.

Sinclair Media of Boise, LLC

Sinclair Media of Seattle, LLC

Sinclair Media of Washington, LLC

Sinclair Networks Group, LLC

Sinclair Portland Licensee, LLC

Sinclair Programming Company, LLC

Sinclair Properties, LLC

Sinclair Radio of Seattle, LLC

Sinclair Radio of Seattle Licensee, LLC

Sinclair Seattle Licensee, LLC

Sinclair Television Media, Inc.

Sinclair Television of El Paso, LLC

Sinclair Television of Fresno, LLC

Sinclair Television of Illinois, LLC

Sinclair Television of Omaha, LLC

Sinclair Television of Oregon, LLC

Sinclair Television of Portland, LLC

Sinclair Television of Seattle, Inc.

Sinclair Television of Washington, Inc.

Sinclair Television Stations, LLC

Sinclair Yakima Licensee, LLC

WACH Licensee, LLC

WBMA Licensee, LLC

WCGV Licensee, LLC

WCHS Licensee, LLC

WCWB Licensee, LLC

WCWF Licensee, LLC

WCWN Licensee, LLC

WDKA Licensee, LLC

WDKY Licensee, LLC

WEAR Licensee, LLC

WFGX Licensee, LLC

WFXL Licensee, LLC

WGFL Licensee, LLC

WGME, Inc.

WGME Licensee, LLC

WGXA Licensee, LLC

WHOI Licensee, LLC

WHP Licensee, LLC

WICD Licensee, LLC

WICS Licensee, LLC

WJAC Licensee, LLC

WJAR Licensee, LLC

WKEF Licensee L.P.

WKRC Licensee, LLC

WLFL Licensee, LLC

WLOS Licensee, LLC

WLUC Licensee, LLC

WLUK Licensee, LLC

WMMP Licensee L.P.

WMSN Licensee, LLC

WNAB Licensee, LLC

WNWO Licensee, LLC

WOAI Licensee, LLC

WOLF Licensee, LLC

WPBN Licensee, LLC

WPDE Licensee, LLC

WPEC Licensee, LLC

WPGH Licensee, LLC

WQMY Licensee, LLC

WRDC, LLC

WRGB Licensee, LLC

WRGT Licensee, LLC

WRLH Licensee, LLC

WSET Licensee, LLC

WSMH, Inc.

WSMH Licensee, LLC

WSTQ Licensee, LLC

WSYX Licensee, Inc.

WTGS Licensee, LLC

WTOV Licensee, LLC

WTTO Licensee, LLC

WTVC Licensee, LLC

WTVX Licensee, LLC

WTVZ Licensee, LLC

WTWC Licensee, LLC

WUCW, LLC

WUHF Licensee, LLC

WUPN Licensee, LLC

WUTV Licensee, LLC

WUXP Licensee, LLC

WVAH Licensee, LLC

WVTV Licensee, Inc.

WWHO Licensee, LLC

WWMT Licensee, LLC

WXLV Licensee, LLC

WZTV Licensee, LLC